Exhibit 1.2

Femasys Inc.

EQUITY DISTRIBUTION AGREEMENT

July 1, 2022

PIPER SANDLER & CO.

U.S. Bancorp Center

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

As further set forth in this agreement (this “Agreement”), Femasys Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, the Company’s common stock, par value $0.001 per share (the “Common Stock”) (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”) on terms set forth herein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

The Company hereby confirms its agreement with the Agent with respect to the sale of the Shares.

1.       Representations and Warranties of the Company.

(a)         The Company represents and warrants to, and agrees with, the Agent that as of the date of this Agreement, each Representation Date (as defined in Section 3(o) below), each date on which a Placement Notice (as defined in Section 2(a)(i) below) is given (each, a “Notice Date”), each date on which Shares are sold hereunder (each, an “Applicable Time”), and each Settlement Date (as defined in Section 2(a)(vii) below) as follows:

(i)         Registration Statement and Prospectus. The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3, including a base prospectus, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the Shares (the “Prospectus Supplement”). The Company has furnished to the Agent, for use by Agent, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Shares. Except where the context otherwise requires, such registration statement, as amended when it became or will become effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Shares, if any, that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”). The Company’s obligations under this Agreement to furnish, provide, delivery or make available (and all other references of like import) copies of any filing, report or statement shall be deemed satisfied if the same is filed with the Commission through EDGAR or any successor system.

(ii)        Continuing Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement have been or will be declared effective by the Commission under the Securities Act. The Company has complied and will comply, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, contemplated or threatened by the Commission. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1./I.B.6 of Form S-3, as applicable.

(iii)       No Material Misstatements or Omissions. The Prospectus when filed complied or will comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act. Each of the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus and any post-effective amendments or supplements thereto, at the time it became or will become effective or its date, as applicable, and as of each Settlement Date (as defined in Section 2(a)(vii) below), complied or will comply in all material respects with the Securities Act, and as of each effective date and each Settlement Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each of the Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(iv)       Eligible Issuer. The Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the offering of the Shares contemplated hereby is solely the property of the Company.

(v)        Emerging Growth Company. From the time of initial filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

(vi)      Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein including with respect to the unaudited financial statements and the related notes thereby). The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)     No Off-Balance Sheet Transactions. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), and are required to be described in the Prospectus, which have not been described as required.

(viii)    Auditor Independence. KPMG LLP, who has certified certain financial statements of the Company and delivered their report with respect to the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(ix) No Material Adverse Effect. The Company has been duly organized, validly existing as a corporation and in good standing under the laws of its jurisdictions of organization. The Company is and will be, duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such license or qualification, and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, on or affecting (i) the business, earnings, assets, liabilities, prospects, condition (financial or otherwise), operations, general affairs, management, financial position, stockholders’ equity or results of operations of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated hereby. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

(x)        Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully-paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

(xi)       Due Authorization, Valid Issuance and Non-Assessiblity of Shares. The Shares to be issued and sold by the Company to the Agent hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights that have not been validly waived or satisfied.

(xii)      Authority to Enter into this Agreement. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xiii)     Non-Contravention. The issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the articles of association, charter or by-laws (or similar organizational documents) of the Company; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation applicable to the Company of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations, liens, charges, encumbrances or defaults that would not, reasonably be expected to have individually or in the aggregate, a Material Adverse Effect.

(xiv)     No Consent or Approval Required. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Registration Statement and the Prospectus, except for (i) the registration of the Shares under the Securities Act; (ii) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority (the “FINRA”) in connection with the sale of the Shares by the Agent; and (iii) the inclusion of the Shares on the Nasdaq Capital Market (the “Exchange”).

(xv)     Internal Controls. The Company maintains a system of internal accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, the Company’s internal controls over financial reporting are effective and the Company is not aware of any material weakness in their internal controls over financial reporting (it being understood that, as of the date hereof, the Company is not required to comply with Section 404 of the Sarbanes-Oxley Act (as defined herein)). The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the Nasdaq Capital Market rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xvi)     Disclosure Controls. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(xvii)   Critical Accounting Policies. The section entitled “Critical Accounting Policies” incorporated by reference in the Registration Statement and the Prospectus accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and an explanation thereof.

(xviii)  Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) in effect as of the date of this Agreement, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xix)     Exceptions. Except as would not, in the aggregate, result in a Material Adverse Effect, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, and, except as disclosed in the Registration Statement and the Prospectus, the Company has not (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the Registration Statement and the Prospectus (the “Specified Equity Plans”)), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital; and since such date, except as disclosed in the Registration Statement and the Prospectus, there has not been any change in the share capital, long-term debt, net current assets or short-term debt of the Company or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, shareholders’ equity, properties, management, business or prospects of the Company taken as a whole.

(xx)      Valid Title. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xxi)     Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company owns, possesses, licenses or has other rights to use or can acquire on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Registration Statement and Prospectus to be conducted. To the Company’s knowledge, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office, except in the cases of (a) through (g), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxii)    Authorizations. The Company possesses all licenses, certificates, permits and other authorizations required to be issued by all applicable authorities necessary to conduct its business, except where the failure to possess such licenses, permits and other authorizations would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a Material Adverse Effect.

(xxiii)   Compliance with Health Care Laws. Except as disclosed in the Registration Statement and the Prospectus, as applicable, the Company (i) in the last five years, has been in compliance in all respects with all applicable statutes, rules and regulations applicable to the testing, development, manufacture, packaging, processing, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, or export of any product manufactured or distributed by the Company including, without limitation the Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and comparable state and foreign laws (collectively, the “Applicable Laws”); (ii) has not received any written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting material noncompliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), nor is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iii) possesses all Authorizations and such Authorizations are valid and in full force and effect in all respects and Company is not in violation of any term of any such Authorizations; (iv) has not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to limit, suspend, materially modify or revoke any Authorizations nor is any such limitation, suspension, modification or revocation threatened; (v) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vi) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority, except in each of (i), (iii) and (v), where such noncompliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxiv)   Clinical Trials. Except as disclosed in the Registration Statement and the Prospectus, (i) the clinical and pre-clinical studies and trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement and the Prospectus, as applicable, were and, if still pending, are being conducted in all material respects in accordance with all Applicable Laws, including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 812, and current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions in the Registration Statement or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; (iii) the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement and the Prospectus; and (iv) the Company has not received any written notices, correspondence or other communication from the FDA or comparable regulatory agencies outside the United States or any applicable governmental authority requiring or threatening the termination or suspension of any clinical or pre-clinical trials that are described in the Registration Statement and the Prospectus or the results of which are referred to in the Registration Statement or the Prospectus, other than ordinary course communications with respect to pending clinical trials, and, to the Company’s knowledge, there are no reasonable grounds for same.

(xxv)   Company Devices. For each device that the Company currently manufactures, causes to be manufactured and distributes or causes to be distributed for sale, including any material modification thereof, (the “Company Devices”) that requires a 510(k) premarket notification from the FDA, the Company has obtained such 510(k) clearance, unless an exemption applies. To the Company’s knowledge, all Company Devices as currently distributed have been labeled or promoted in a manner materially consistent with the 510(k) clearance, as applicable to each Company Device, and Applicable Laws. All Company Devices currently being commercialized are listed with the FDA and have been manufactured in a facility registered with FDA. All Company Devices manufactured by the Company or, to the Company’s knowledge which the Company causes to be manufactured by third parties, are manufactured in all material respects in accordance with applicable Quality Systems Regulations, 21 C.F.R. Part 820.

(xxvi)   Post-Market Reporting. The Company is complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 CFR 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(xxvii)  Absence of Legal or Governmental Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the knowledge of the Company, threatened that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(xxviii) Material Contracts. There are no contracts or other documents required to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described and filed as required. The statements made in the Registration Statement and Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. Except as disclosed in the Registration Statement and the Prospectus, the Company has no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(xxix)   Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or its businesses, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(xxx)     Related Party Disclosure. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

(xxxi)    No Labor Dispute. No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, would reasonably be expected to have a Material Adverse Effect.

(xxxii)   No Violation or Default. The Company is not in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii)  Environmental Laws. The Company is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) has not received notice of any actual or potential liability under any environmental law, except in the case of (i), (ii) and (iii), where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Prospectus, the Company has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(xxxiv) Taxes. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have Material Adverse Effect.

(xxxv)  ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the most recently completed fiscal year of the Company; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company compared to the amount of such obligations in the most recently completed fiscal year of the Company; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company may have any liability.

(xxxvi)  Accuracy of Statistical and Market Data. Any third-party statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xxxvii) Not an Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxxviii) Registration Rights. Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. There are no contracts, agreements or understandings to require the Company to include any such securities in the securities proposed to be offered pursuant to this Agreement.

(xxxix)  No Other Brokers. The Company is not a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xl)       No Integration. The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(xli)      Absence of Stabilization or Manipulation. The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(xlii)     Exchange Act Registration and Listing of the Common Stock. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed on the Exchange; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange, nor has the Company received any notification that the Commission or Exchange is contemplating terminating such registration or listing.

(xliii)   Offering Material. The Company has not distributed and prior to any Settlement Date, will not distribute any offering material in connection with any Placement (as defined in Section 2(a)(i) below), other than any Preliminary Prospectus, the Prospectus, and any Permitted Free Writing Prospectus to which the Agent has consented.

(xliv)   No Lending Relationships. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Agent.

(xlv)    Compliance with Labor Laws. The Company is not in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could result in a Material Adverse Effect.

(xlvi)    No Unlawful Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company has instituted and maintains policies and procedures to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xlvii)   Anti-Money Laundering Compliance. The operations of the Company is and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlviii) OFAC.

(A)       Neither the Company nor any or its directors, officers or employees, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)       the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(B)       The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)       to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2)       in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C)       For the past three years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xlix)    No Immunity. Neither the Company, nor any of its properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment to prior judgment, attachment in aid of execution or otherwise) under the laws of any jurisdiction in which it is organized, headquartered or doing business.

(l) No Legal, Accounting or Tax Advice. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

(li) Certificate as Representation and Warranty. Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(lii) Cybersecurity. To the knowledge of the Company, there has been no security breach or other compromise of or relating to any of the information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company), equipment or technology owned, held or used by or for the Company (collectively, the “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents under internal review or investigations relating to the same and (A) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to the IT Systems and Data; (B) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to (1) the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information collected from or provided by third parties, (2) the privacy and security of the IT Systems and Data and (3) the protection of the IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (B), individually or in the aggregate, have a Material Adverse Effect; and (C) the Company has taken commercially reasonable steps to protect the IT Systems and Data, including by implementing backup, security and disaster recovery plans, procedures and technology consistent with industry standards and practices.

(liii) Compliance with Data Privacy Laws. The Company is, and at all times within the past three years has been, in compliance in all material respects with all applicable state, federal, and international data privacy, security and consumer protection laws and regulations, including, without limitation, applicable requirements of HIPAA; and the Company has taken commercially reasonable actions to comply with, and has been within the past three years and currently is in compliance in all material respects with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To facilitate compliance with the Privacy Laws, the Company has in place and takes commercially reasonable steps to comply in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (as defined below). “Personal Data” means (A) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (B) any information which would qualify as “personally identifiable” information as applied by the Federal Trade Commission; (C) “Protected Health Information,” as defined by HIPAA; (D) “personal data,” as defined by GDPR; and (E) any other information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. The Company has, at all times during the past three years, made all material disclosures to users or customers required by applicable Privacy Laws, and none of such disclosures made or contained in any such disclosures have, to the knowledge of the Company, been inaccurate or in violation of any applicable Privacy Laws in any material respect. The Company: (1) has not received written notice of any liability, including, but not limited to security or data privacy breaches or other unauthorized access to, use of, or destruction of Personal Data, under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (2) is not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (3) is not a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(liv) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(lv)      No Shutdowns or Prohibitions. Except as disclosed in the Registration Statement and the Prospectus, in the last five years, the Company has not had any product or manufacturing site (whether Company-owned or that of a third party contract manufacturer for the Company’s products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s products, processes or operations, or similar written correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any Applicable Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(lvi)     No Safety Notices. (A) Except as disclosed in the Registration Statement and the Prospectus, there have been no recalls, field notifications, field corrections, market withdrawals, “dear doctor” letters, safety alerts or other notice of action relating to an alleged lack of safety, effectiveness, or regulatory compliance of the Company’s products (“Safety Notices”) and (B) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (1) a Safety Notice with respect to the Company’s products, (2) a change in labeling of any the Company’s respective products, or (3) a termination or suspension of marketing or testing of any the Company’s products or services.

2.	Purchase, Sale and Delivery of Shares.

(a)          At-the-Market Sales. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent as sales agent, and the Agent agrees to use its commercially reasonable efforts to sell for and on behalf of the Company, the Shares on the following terms and conditions; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, the performance by the Company of its covenants and obligations hereunder and the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, and (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2.

(i)       Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of shares of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined below) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1.  The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Agent unless and until (i) in accordance with the notice requirements set forth in Section 2(a)(iii) of this Agreement, the Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 2(a)(iii) below, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 7.  The amount of any commission or other compensation to be paid by the Company to the Agent in connection with the sale of the Shares shall be calculated in accordance with the terms set forth in Section 2(a)(v) below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Shares unless and until the Company delivers a Placement Notice to the Agent and the Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.  In the event of a conflict between the terms of this Agreement and the terms of the Placement Notice, the terms of the Placement Notice will control. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.

(ii) The Shares are to be sold by the Agent on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the Exchange (other than a day on which the Exchange is scheduled to close prior to its regular weekday closing time). The gross sales price of the Shares sold under this Section 2(a) shall be the market price for the Company’s Common Stock sold by the Agent under this Section 2(a) at the time of such sale.

(iii)       Notwithstanding the foregoing, the Company may instruct the Agent by telephone (confirmed promptly by email) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. Furthermore, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors or a duly authorized committee thereof and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by email), suspend the offering of the Shares, whereupon the Agent shall so suspend the offering of Shares until further notice is provided to the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information, the Company and the Agent agree that (i) no sale of Shares will take place, (ii) the Company shall not request the sale of any Shares, and (iii) the Agent shall not be obligated to sell or offer to sell any Shares.

(iv)      Subject to the terms of the Placement Notice, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on or through an Exchange. Subject to the terms of any Placement Notice, the Agent may also sell Shares in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law, subject to the prior written consent of the Company.

(v)       The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 2(a), payable in cash (the “Sales Commission”); provided that the combined Sales Commission and reimbursement of the Agent for its out-of-pocket expenses pursuant to Section 3(g), including reasonable fees and disbursements of the Agent’s counsel, shall not exceed 8.0% of the gross sales price of the Shares. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, and reimbursement of expenses that the Agent may be entitled to pursuant to Section 3(g), shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)      The Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2), no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder, setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds payable to the Company.

(vii)     All Shares sold pursuant to this Section 2(a) will be delivered by the Company to the Agent for the account of the Agent, against payment of the Net Proceeds therefor, by wire transfer of same-day funds payable to the order of the Company at the offices of Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central Time on the second full business day following the date on which such Shares are sold, or at such other time and date as the Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.” If the Agent so elects, delivery of the Shares may be made by credit through full fast transfer to an account or accounts at The Depository Trust Company designated by the Agent. On each Settlement Date, the Agent will deliver the Net Proceeds in same day funds to an account designated by the Company on, or prior to, such Settlement Date.  The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to timely deliver duly authorized Shares on a Settlement Date through no fault of the Agent, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 5 hereto, it will (i) hold the Agent harmless against any loss, claim, damage, or expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, (ii) reimburse the Agent for any losses incurred by the Agent attributable, directly or indirectly, to such default and (iii) pay to the Agent any commission or other compensation to which the Agent would otherwise have been entitled absent such default.

(b)          Maximum Amount. Under no circumstances shall the aggregate number or aggregate value of the Shares sold pursuant to this Agreement exceed: (i) the aggregate number and aggregate dollar amount of shares of Common Stock available for issuance and sale under the currently effective Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), (ii) the aggregate number of authorized but unissued shares of Common Stock that are available for issuance under the Company’s certificate of incorporation or certificate of designation or (iii) the aggregate number or aggregate dollar amount of shares of Common Stock for which the Company has filed any Prospectus Supplement in connection with the Shares (the lesser of (i), (ii) and (iii), the “Maximum Amount”).

(c)          No Association or Partnership. Nothing herein contained shall constitute the Agent as an unincorporated association or partner with the Company.

(d)          Duration. Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement is first declared effective by the Commission.

(e)          Market Transactions by Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act, the Exchange Act and this Agreement, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, provided, that (i) no sale for its own account shall take place while a Placement Notice is in effect (except to the extent the Agent may engage in sales of Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity) and (ii) the Company shall not be deemed to have authorized or consented to any such purchases or sales by the Agent. The Company consents to the Agent trading in the Common Stock for the account of any of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

3.            Covenants of the Company. The Company covenants and agrees with the Agent as follows:

(a)       Amendments to Registration Statement and Prospectus. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company agrees that it will: (i) notify the Agent promptly of the time when the Registration Statement has become effective and when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to the Shares, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus related to the Shares has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement (insofar as it relates to the transactions contemplated hereby) or Prospectus or for additional information; (ii) prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable opinion, may be necessary or advisable in connection with the sale of the Shares by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that (A) the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement), (B) the Company has no obligation to provide the Agent any advance copy of such filing or to provide the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to a Placement or other transaction contemplated hereunder, and (C) the only remedy that the Agent shall have with respect to the failure by the Company to provide the Agent with such copy or the filing of such amendment or supplement despite the Agent’s objection shall be to cease making sales under this Agreement); (iv) furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act.

(b)       Stop Order. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(c)       Continuing Amendments. During any period in which a Prospectus relating to the Shares is required to be delivered by the Agent under the Securities Act with respect to any Placement or pending sale of the Shares, (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports (taking into account any extensions available under the Exchange Act) and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)       Qualification of the Shares. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)       Copies of Registration Statement and Prospectus. The Company will furnish to the Agent and counsel for the Agent copies of the Registration Statement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f)       Section 11(a). The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder.

(g)       Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Prospectus and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other underwriting documents or closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) the reasonable and documented fees and disbursements of the Agent’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Agent or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Agent shall designate, (v) the fees and expenses of any transfer agent or registrar, (vi) the filing fees and reasonable and documented fees and disbursements of the Agent’s counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vii) listing fees, if any, (viii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, and (ix) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. In addition to (iv) and (vi) above, the Company shall reimburse the Agent for its out-of-pocket expenses, including reasonable fees and disbursements of the Agent’s counsel in connection with this Agreement, the Registration Statement, the Prospectus and ongoing services in connection with the transactions contemplated hereunder, in an amount not to exceed (A) $75,000 in connection with the filing of the initial Prospectus Supplement pursuant to this Agreement, and (B) $5,000 for each quarter subsequent to the quarter in which the initial Prospectus Supplement was filed.

(h)       Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner described in the Prospectus.

(i)       Restrictions on Future Sales. Without the written consent of the Agent, during the period beginning on the Trading Day immediately prior to the date on which any Placement Notice is delivered to the Agent hereunder and ending on the Trading Day immediately following the earlier of (x) the Settlement Date with respect to Shares sold pursuant to such Placement Notice and (y) the termination or suspension by the Company of such Placement Notice, the Company will not, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of Common Stock (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for: (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement, (ii) sales of shares through any dividend reinvestment and stock purchase plan of the Company, (iii) sales of shares of restricted stock, restricted stock units and options granted pursuant to employee benefit plans existing as of the date hereof, and the Common Stock issuable upon the exercise of such outstanding options or vesting of such restricted stock units, and (iv) the issuance of shares pursuant to the exercise of warrants.

(j)       No Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or which constitutes: (i) the stabilization or manipulation of the price of the Common Stock or any other security of the Company to facilitate the sale or resale of the Shares, (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation. The Company shall not invest in futures contracts, options on futures contracts or options on commodities, unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended (the “Commodity Act”), or otherwise complies with the Commodity Act. The Company will not engage in any activities bearing on the Commodity Act, unless such activities are exempt from the Commodity Act or otherwise comply with the Commodity Act.

(k)       No Other Broker. The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

(l)       Timely Securities Act and Exchange Act Reports. During any prospectus delivery period, the Company will use its commercially reasonable efforts to file on a timely basis with the Commission such periodic and special reports as required by the Securities Act and the Exchange Act.

(m)       Internal Controls. The Company will maintain such controls and other procedures, including without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within the Company.

(n)       Permitted Free Writing Prospectus. The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent severally represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(o)        Representation Date and Opinions of Counsel. On or prior to the date of the first Placement Notice, and thereafter during the term of this Agreement, each time the Company (A) files an amendment to the Registration Statement or Prospectus (other than relating solely to the offering of securities other than the Shares), (B) files an annual report on Form 10-K under the Exchange Act or files its quarterly reports on Form 10-Q under the Exchange Act; and (C) files a report on Form 8-K containing amended financial statements (other than an earnings release) under the Exchange Act, (each of the dates in (A), (B) and (C) are referred to herein as a “Representation Date”), the Company shall cause (i) Dechert LLP, counsel for the Company, to furnish to the Agent the opinion and negative assurance letter of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date and (ii) the Company’s in-house intellectual property and patent counsel to furnish to the Agent the opinion of such counsel, dated as of such date and addressed to the Agent, in form and substance reasonably satisfactory to the Agent; provided however, the opinion of counsel shall only be required for the first Settlement Date.

Notwithstanding the foregoing, the requirement to provide counsel opinions under this Section 3(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the date the Company delivers a Placement Notice to the Agent.  Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide the Agent with opinions under this Section 3(o), then before the Agent sells any Shares pursuant to Section 2(a), the Company shall cause the opinions (including the opinion pursuant to Section 3(o) if not delivered on the date of the prior Form 10-K), comfort letter, certificates and documents that would be delivered on a Representation Date to be delivered.

(p)       Representation Date and Comfort Letter. On or prior to the date of the first Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall cause KPMG LLP, or other independent accountants satisfactory to the Agent (the “Accountants”), to deliver to the Agent a letter, dated as of such date and addressed to the Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter in form and substance satisfactory to the Agent of the same tenor as the first such letter received hereunder.

(q)       Representation Date and Representation Certificate. Prior to the date of the First Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, the Company shall furnish to the Agent a certificate (the “Representation Certificate”), substantially in the form of Schedule 3 hereto and dated as of such date, addressed to the Agent and signed by the chief executive officer and by the chief financial officer of the Company.

(r)       Disclosure of Shares Sold. The Company shall disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through the Agent under this Agreement, the net proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(s)       Continued Listing of Shares. The Company shall use its commercially reasonable efforts to maintain the listing of the Common Stock on the Exchange.

(t)       Notice of Changes. At any time prior to tendering a Placement Notice for a sale of Shares hereunder, the Company shall advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter and other document provided to the Agent pursuant to this Section 3.

(u)        Maximum Amount. The Company will not instruct the Agent to sell or otherwise attempt to sell Shares pursuant to this Agreement in excess of the Maximum Amount.

(v)       CFO Certificate. On or prior to the date of the First Placement Notice and thereafter during the term of this Agreement, on each Representation Date to which a waiver does not apply, if requested by the Agent, the Company shall furnish to the Agent a certificate, dated the date of such Representation Date and addressed to the Agent, of its chief financial officer with respect to certain financial data contained in the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Agent.

4.           Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy, as of the date of this Agreement, each Representation Date, each Notice Date, each Applicable Time, and each Settlement Date (in each case, as if made at such date) of and compliance with all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)       Continuing Amendments; No Stop Order. If filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b) under the Securities Act); the Registration Statement shall be effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any registration statement filed pursuant to Rule 462(b) under the Securities Act, or any amendment thereof, nor suspending or preventing the use of the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise) shall have been complied with to the Agent’s reasonable satisfaction.

(b)       Absence of Certain Events. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading

(c)       No Material Misstatement or Omission. The Agent shall not have advised the Company that the Registration Statement or any the Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(d)       No Adverse Changes. Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any material change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares of Common Stock upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Prospectus.

(e)       No Rating Downgrade. On or after each Applicable Time (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f)       Compliance with Certain Obligations. The Company shall have performed each of its obligations under Section 3(o) – 3(q) and Section 3(v).

(g)      Opinion of Agent Counsel. On or prior to each Representation Date to which a waiver does not apply, there shall have been furnished to the Agent the opinion and negative assurance letter of Goodwin Procter LLP, counsel for the Agent, dated as of such Representation Date and addressed to the Agent, in a form reasonably satisfactory to the Agent, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters; provided however, the opinion of Goodwin Procter LLP shall only be required prior to the first Placement Notice, and thereafter, only a negative assurance letter of such counsel shall be required for each subsequent Representation Date.

(h)      Representation Certificate. On or prior to the first Placement Notice, the Agent shall have received the Representation Certificate in form and substance satisfactory to the Agent and its counsel.

(i)        No Objection by FINRA. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(j)       Timely Filing of Prospectus and Prospectus Supplement. All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 424 under the Securities Act.

(k)       Additional Documents and Certificates. The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

All opinions, certificates, letters and other documents described in this Section 4 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Agent and the Agent’s counsel. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

5.	Indemnification and Contribution.

(a)      Company Indemnification. The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors, officers and employees, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the Securities Act or otherwise (including in settlement of any litigation), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, in whole or in part:

(i)        an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information (as defined below) and at any subsequent time pursuant to Rules 430A and 430B promulgated under the Securities Act, and any other information deemed to be part of the Registration Statement at the time of effectiveness, and at any subsequent time pursuant to the Securities Act or the Exchange Act, and the Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), any Permitted Free Writing Prospectus, or any roadshow as defined in Rule 433(h) under the Securities Act (a “road show”), or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

(ii)       any inaccuracy in the representations and warranties of the Company contained herein;

(iii)      any investigation or proceeding by any governmental authority, commenced or threatened (whether or not the Agent is a target of or party to such investigation or proceeding);

(iv)     any failure of the Company to perform its respective obligations hereunder or under law;

and will reimburse the Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case of (i) through (iv) to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof. “Rule 430B Information,” as used herein, means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430B.

In addition to its other obligations under this Section 5(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 5(a), it will reimburse the Agent on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Agent for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments which are not made to the Agent within 30 days of a request for reimbursement shall bear interest at the WSJ Prime Rate (as published from time to time by the Wall Street Journal).

(b)       Agent Indemnification. The Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent), but only insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by the Agent specifically for use in the preparation thereof, it being understood and agreed that the only information furnished by the Agent for use in the Registration Statement or the Prospectus consists of the statements set forth in the sixth paragraph under the caption “Plan of Distribution” in the Prospectus, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)       Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Agent, it is advisable for the Agent to be represented by separate counsel, the Agent shall have the right to employ a single counsel to represent the Agent, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Agent as incurred (in accordance with the provisions of the second paragraph in subsection (a) above).

The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 5, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent (before deducting expenses) from the sale of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.           Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7.           Termination of this Agreement.

(a)       The Company shall have the right, by giving ten (10) days’ written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)       The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)       Unless earlier terminated pursuant to this Section 7, this Agreement shall automatically terminate upon the earlier to occur of the issuance and sale of the Maximum Amount of Shares through the Agent on the terms and subject to the conditions set forth herein, except that the provisions of Section 3(g), Section 5 and Section 6 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)        This Agreement shall remain in full force and effect unless terminated pursuant to Sections 7(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(e)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a)(vii) of this Agreement.

8.           Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9.           Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be delivered via overnight delivery services to (i) Piper Sandler & Co., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Equity Capital Markets, with a copy to Piper Sandler General Counsel at 800 Nicollet Mall, Minneapolis, MN 55402 and LegalCapMarkets@pjc.com; and (ii) the Company at 3950 Johns Creek Court, Suite 100, Suwanee, GA 30024, Attention: Chief Financial Officer; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.         Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11.         Absence of Fiduciary Relationship. The Company, having been advised by counsel, acknowledges and agrees that: (a) the Agent has been retained solely to act as a sales agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company (including any of the Company’s affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Company Representatives”), on the one hand, and the Agent on the other, has been created or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters and irrespective of the use of the defined term “Agent;” (b) neither the Agent nor any of its affiliates (including directors), equity holders, creditors, employees or agents, hereafter, “Agent Representatives”) shall have any duty or obligation to the Company or any Company Representative except as set forth in this Agreement; (c) the price and other terms of any Placement executed pursuant to this Agreement, as well as the terms of this Agreement, are deemed acceptable to the Company and its counsel, following discussions and arms-length negotiations with the Agent; (d) the Company is capable of evaluating and understanding, and in fact has evaluated, understands and accepts the terms, risks and conditions of any Placement Notice to be executed pursuant to this Agreement, and any other transactions contemplated by this Agreement; (e) the Company has been advised that the Agent and the Agent Representatives are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent and the Agent Representatives have no obligation to disclose any such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship, or otherwise; (f) the Company has been advised that the Agent is acting, in respect of any Placement and the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (g) the Company and the Company Representatives waive, to the fullest extent permitted by law, any claims that they may have against the Agent or any of the Agent Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any Placement or any of the transactions contemplated by this Agreement and agree that the Agent and the Agent Representatives shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any of the Company Representatives in respect of any person asserting any claim of breach of any fiduciary duty on behalf of or in right of the Company or any of the Company Representatives.

12.         Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.          Governing Law and Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its own behalf and on behalf of its stockholders and affiliates) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.         Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16.          Construction. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. References herein to any law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority shall be deemed to refer to such law, statute, ordinance, code, regulation, rule or other requirement of any governmental authority as amended, reenacted, supplemented or superseded in whole or in part and in effect from time to time and also to all rules and regulations promulgated thereunder. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

Femasys Inc.

By:	/s/ Kathy Lee - Sepsick

Name: Kathy Lee - Sepsick

Title: Chief Executive Officer

Confirmed as of the date first

above mentioned.

PIPER SANDLER & CO.

By:	/s/ Michael Bassett
Name: Michael Bassett Title: Managing Director